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                                                                    EXHIBIT 8(b)



                                                              May ___, 1999

Investors Bank & Trust Company
Financial Product Services
200 Clarendon Street
Boston, MA  02116

         Re: Custodian Agreement dated August 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. and Investors Bank & Trust Company

Ladies and Gentlemen:

         GMO Trust (the "Trust") hereby notifies you that it has established two additional series of shares, namely, the "GMO Intrinsic Value Fund" and the "GMO Tax-Managed U.S. Small Cap Fund" (the "New Funds"). The Trust and the Manager (as defined in the Agreement) desire that you serve as custodian of the assets of each of the New Funds under the terms of the Agreement.

         If you agree to so serve as custodian for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                          Very truly yours,

                                          GMO TRUST

                                          By__________________________________
                                             Name:
                                             Title:

                                          GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                          By__________________________________
                                             Name:
                                             Title:


The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By__________________________________
   Name:
   Title: